As filed with the Securities and Exchange Commission on August 20, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Anterix Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-0745043
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Garret Mountain Plaza
Suite 401
Woodland Park, New Jersey (Address of principal executive offices)	07424 (Zip Code)

Anterix Inc. 2023 Stock Plan
(Full title of the plan)
Gena Ashe
Chief Legal Officer and Corporate Secretary
Anterix Inc.
3 Garret Mountain Plaza
Suite 401
Woodland Park, NJ 07424
(Name and address of agent for service)
(973) 771-0300
(Telephone number, including area code, of agent for service)
Copy to:
Jeffrey C. Thacker
Gunderson Dettmer Stough Villeneuve
Franklin & Hachigian, LLP
3570 Carmel Mountain Road, Suite 200
San Diego, CA 92130
(858) 436-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 is filed by Anterix Inc. to register an additional 1,000,000 shares of Anterix Inc. common stock available for issuance under the Anterix Inc. 2023 Stock Plan (as amended, the “Plan”). The 1,000,000 shares of common stock being registered on this Registration Statement are in addition to the 250,000 shares of common stock registered pursuant to a Form S-8 Registration Statement, No. 333-273981, filed with the Securities and Exchange Commission on August 14, 2023 (the “2023 Registration Statement”) and the 1,100,000 shares of common stock registered pursuant to a Form S-8 Registration Statement, No. 333-281574, filed with the Securities and Exchange Commission on August 15, 2024 (the “2024 Registration Statement” and, together with the 2023 Registration Statement, the “Prior Registration Statements”).
This Registration Statement relates to securities of the same class as to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of common stock issuable under the Plan, are incorporated herein by reference and made part of this Registration Statement, except as amended, supplemented, or superseded hereby.
As of the August 8, 2023 effective date of the Plan, no further grants may be made under the Anterix Inc. 2014 Stock Plan (the “2014 Plan”) and shares that are subject to outstanding awards under the 2014 Plan that subsequently are lapsed, expired, terminated, cancelled or forfeited without a distribution of shares will become available for awards under the Plan. Accordingly, shares under the 2014 Plan previously registered pursuant to Registration Statements Nos. 333-201699, 333-209543, 333-215934, 333-222890, 333-229565, 333-236251, and 333-257115 that become available for awards under the Plan in accordance with its terms are also covered by the Prior Registration Statements and this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
Incorporated by reference to the Exhibit Index attached hereto.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Park, State of New Jersey, on August 20, 2026.

ANTERIX INC.

By:	/s/ Scott A. Lang
Scott A. Lang
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Scott A. Lang, Elena Marquez and Gena Ashe, and each and any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Scott A. Lang	President, Chief Executive Officer and Director (Principal Executive Officer)	August 20, 2026
Scott A. Lang

/s/ Elena Marquez	Chief Financial Officer (Principal Financial and Accounting Officer)	August 20, 2026
Elena Marquez

/s/ Thomas Kuhn	Executive Chairman of the Board	August 20, 2026
Thomas Kuhn

/s/ Jeffrey A. Altman	Director	August 20, 2026
Jeffrey A. Altman

/s/ Leslie B. Daniels	Director	August 20, 2026
Leslie B. Daniels

/s/ Mark A. Fleischhauer	Director	August 20, 2026
Mark Fleischhauer

/s/ William E. Heard	Director	August 20, 2026
William Heard

/s/ Mahvash Yazdi	Director	August 20, 2026
Mahvash Yazdi

EXHIBIT INDEX

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1, filed on December 19, 2014 (Registration No. 333-201156)).

4.2
Certificate of Amendment No. 1 of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed on November 5, 2015 (File No. 001-36827)).

4.3
Certificate of Amendment No. 2 of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed on August 6, 2019 and incorporated herein by reference (File No. 001-36827)).

4.4	Amended and Restated Bylaws of the Registrant (incorporated by reference from Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed on June 27, 2017 (Registration No. 001-36827)).
4.5
Amendment No. 1 to the Amended and Restated Bylaws of the Registrant (incorporated by reference from Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed on May 8, 2020 (File No. 001-36827)).

4.6
Form of Common Stock Certificate of the Registrant (incorporated by reference from Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1, filed on December 19, 2014 (Registration No. 333-201156)).

*5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
*23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1).
*23.2	Consent of Deloitte & Touche LLP.
*23.3	Consent of Grant Thornton LLP.
*24.1	Power of Attorney (contained on the signature page hereto).
99.1	Anterix Inc. 2023 Stock Plan (incorporated by reference from Exhibit B of the Registrant’s 2023 Proxy Statement filed on July 14, 2023 (File No. 001-36827)).
99.2	Amendment No. 1 to the Anterix Inc. 2023 Stock Plan (incorporated by reference from Exhibit A of the Registrant’s 2024 Proxy Statement filed on July 3, 2024 (File No. 001-36827)).
99.3	Amendment No. 2 to the Anterix Inc. 2023 Stock Plan (incorporated by reference from Appendix A of the Registrant’s 2026 Proxy Statement filed on June 25, 2026 (File No. 001-36827)).
*107	Filing Fee Table.

*    Filed herewith.